UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2012

Team Health Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34583 (Commission File Number)	36-4276525 (I.R.S. Employer Identification No.)

265 Brookview Centre Way, Suite 400 Knoxville, Tennessee 37919 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (865) 693-1000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 29, 2012, Team Health Holdings, Inc. (the “Company”), Ensemble Parent LLC (“Ensemble”) and certain of the Company’s officers and directors (together with Ensemble, the “Selling Stockholders”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc. and Citigroup Global Markets Inc., (the “Underwriters”), pursuant to which the Selling Stockholders agreed to sell to the Underwriters 8,000,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), in a registered public offering pursuant to the Company’s registration statement on Form S-3, filed on June 28, 2012 (File No. 333-182406). Pursuant to the Underwriting Agreement, Ensemble granted an option to the Underwriters to purchase up to 1,200,000 additional shares (the “Option Shares”) of Common Stock and the Underwriters exercised this option on June 29, 2012. The closing of the transaction occurred on July 5, 2012, at which time the Selling Stockholders sold 9,200,000 outstanding shares (comprised of the Firm Shares and the Option Shares) of Common Stock. The executed Underwriting Agreement, an Opinion of Simpson Thacher & Bartlett LLP, the pricing press release and the closing press release are filed herewith as Exhibits 1.1, 5.1, 99.1 and 99.2, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

1.1	Underwriting Agreement, dated June 29, 2012

5.1	Opinion of Simpson Thacher & Bartlett LLP

99.1	Team Health Holdings Press Release dated June 29, 2012

99.2	Team Health Holdings Press Release dated July 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM HEALTH HOLDINGS, INC.

Date: July 5, 2012	By:	/s/ David P. Jones
	Name:	David P. Jones
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

1.1	Underwriting Agreement, dated June 29, 2012

5.1	Opinion of Simpson Thacher & Bartlett LLP

99.1	Team Health Holdings Press Release dated June 29, 2012

99.2	Team Health Holdings Press Release dated July 5, 2012

4